January 27, 1998


Dear Stockholder:



      The 1998 Annual Meeting of Stockholders of the Company will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi, at 10:00 A.M. on Thursday, February 19, 1998. The purposes of the Annual Meeting are set forth in the accompanying Notice and Proxy Statement.

      The 1997 Annual Report, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended October 31, 1997. The Annual Report is not to be considered part of the proxy solicitation materials.

      We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy so that your vote can be recorded.

                                   Cordially,

                                       /s/Joe F. Sanderson, Jr.
                                          Joe F. Sanderson, Jr.
                                          Chairman of the Board

                   NOTICEOF ANNUAL MEETING OF  STOCKHOLDERS  To Be Held February
                         19, 1998

To the Stockholders:

      The Annual Meeting of Stockholders of Sanderson Farms, Inc. (the "Company") will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi at 10:00 A.M. (local time) on Thursday, February 19, 1998, for the following purposes:

      (1) To elect three Class C Directors to serve until the 2001 annual meeting;

      (2) To consider and act upon a proposal to approve Article IV, Section 1 of the By-Laws of the Company, as amended, which Section is annexed as Exhibit A to the accompanying Proxy Statement and pertains to an increase in the number of Directors of the Company;

      (3) To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998; and

      (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The business to be transacted at the Annual Meeting is more fully described in the accompanying Proxy Statement, to which reference is hereby made.

      The Board of Directors has fixed the close of business on January 5, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.
                                    BY ORDER OF THE BOARD OF DIRECTORS:
                                    /s/James A. Grimes, Secretary
Dated: January 27, 1998

                               PROXY STATEMENT
General

      The accompanying Proxy is solicited by and on behalf of the Board of Directors of Sanderson Farms, Inc. (the "Company"), P.O. Box 988, Laurel, Mississippi 39441, in connection with the 1998 Annual Meeting of Stockholders to be held February 19, 1998, and any adjournments of that meeting. Execution of the Proxy will not in any way affect a stockholder's right to attend the meeting and, upon revocation of the Proxy, to vote in person. Proxies may be revoked at any time before they are voted by filing with the Secretary a written notice of revocation or a duly executed Proxy bearing a later date. Unless they are revoked, Proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the meeting as specified by the stockholder in the Proxy or, except with respect to broker non-votes, if no specification is made in the Proxy, then FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, and according to their discretion upon all other matters which may properly come before the meeting. Broker non-votes will be treated as not present for purposes of calculating the vote on a matter for which no specification is made in the proxy, and will not be counted either as a vote FOR or AGAINST a proposal or as an ABSTENTION with respect thereto. Abstentions will not be counted either as a vote FOR or as a vote AGAINST a proposal. The cost of soliciting Proxies is being paid by the Company.

      The Company's 1997 Annual Report accompanies this Proxy Statement, but is not to be considered a part of the proxy solicitation materials. The record date for the Annual Meeting is January 5, 1998. These materials are being mailed to stockholders on or about January 27, 1998.

Capital Stock

      The authorized capital stock of the Company consists of 5,000,000 shares of non-voting preferred stock, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock, par value $100.00 per share, none of which shares have been issued, and 100,000,000 shares of voting Common Stock, par value $1.00 per share, of which 14,366,580 shares had been issued and were outstanding as of January 5, 1998, the record date for the Annual Meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such stockholder is entitled to one vote for each share of common stock held at that date.

Beneficial Ownership

      The following table sets forth information, as of January 5, 1998, concerning (a) the only stockholders known by the Company to own beneficially more than 5% of the common stock of the Company, which is the only class of voting securities outstanding, (b) the beneficial ownership of common stock of the executive officers named in the "Summary Compensation Table" below, and (c) the beneficial ownership of common stock by all directors and executive officers of the Company as a group.


                                     Amount
Beneficial Owner(s)                   Beneficially         Percent
   and Address                        Owned(1)(2)          of Class

Estate of Joe Frank Sanderson (3)   3,273,385 shares        22.8%
Dewey R. Sanderson, Jr. (4)         3,268,482 shares        22.8%
Joe F. Sanderson, Jr. (5)           3,443,109 shares        24.0%
William R. Sanderson (6)            3,446,681 shares        24.0%
D. Michael Cockrell (7)                11,958 shares         (12)
Trustmark National Bank (8)         1,612,407 shares        11.2%
Lampkin Butts (2) (9)               1,634,975 shares        11.4%
Robin Robinson (2) (10)             1,612,407 shares        11.2%
All Directors and executive
officers as a
group (12 persons) (11)             8,788,770 shares        61.2%



      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

      (2) Lampkin Butts, Robin Robinson and Trustmark National Bank are the trustees of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates (the "ESOP"), which is the record owner of 1,612,407 shares of common stock of the Company. Trustmark National Bank and Mr. Butts and Ms. Robinson, in their respective capacities as trustees of the ESOP, share with each other investment power with respect to those shares of common stock and therefore are each deemed to beneficially own, under applicable regulations of the Securities and Exchange Commission, the 1,612,407 shares of common stock owned of record by the ESOP. With respect to the voting power of the 1,612,407 shares of common stock, the members of the Administrative Committee of the ESOP share with each other voting power as to 3,443 shares, which are the shares of common stock not allocated to participant accounts under the ESOP, and the participants in the ESOP exercise sole voting power as to the 1,608,964 shares allocated to their respective accounts under the ESOP.

      (3) On January 4, 1998, Joe Frank Sanderson died. The 3,273,385 shares that Joe Frank Sanderson beneficially owned are now beneficially owned by the Estate of Joe Frank Sanderson (the "Estate"). The co-executors of the Estate are Joe Frank Sanderson's sons, Joe F. Sanderson, Jr. and William R. Sanderson. The amount in the table includes 3,184,654 shares owned of record by the Estate and 88,731 shares allocated to the Estate's account under the ESOP, with respect to each of which amount the co-executors of the Estate share voting power. The co-executors share investment power with respect to the 3,184,654 shares owned of record by the Estate. The trustees of the ESOP share investment power over the 88,731 shares allocated to the Estate's account under the ESOP.

      (4) Address: P. O. Box 988, Laurel, Mississippi 39441. Includes 223,257 shares owned of record by Dewey R. Sanderson, Jr.'s wife, as to which she exercises sole voting and investment power, and as to which Dewey R. Sanderson, Jr., pursuant to Rule 13d-4, disclaims beneficial ownership.

      (5) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 61,136 shares owned of record by Joe F. Sanderson, Jr., over which he exercises sole voting and investment power, and 43,656 shares allocated to Joe F. Sanderson, Jr.'s account in the Company's ESOP, with respect to which he has sole voting power. The trustees of the ESOP share investment power over the 43,656 shares allocated to Joe F. Sanderson, Jr.'s account under the ESOP. The amount in the table includes the 3,273,385 shares beneficially owned by Joe
F. Sanderson, Jr. as co-executor of the Estate. The co-executors share voting and investment power with respect to 3,184,654 of these shares. The co-executors share voting power with respect to 88,731, and the trustees of the ESOP share investment power over these 88,731 shares. The amount shown in the table also includes 6,539 shares owned of record by Joe F. Sanderson, Jr.'s wife, over which she exercises sole voting and investment power. The amount in the table also includes 58,393 shares owned of record by a charitable private foundation established by Joe Frank Sanderson, for which Joe F. Sanderson, Jr. serves as a director and as such, shares voting and investment power with the other directors of the foundation with respect to such shares. Pursuant to Rule 13d-4, Joe F. Sanderson, Jr. disclaims beneficial ownership of the 6,539 shares owned of record by his wife, the 3,184,654 shares owned of record by the Estate, and the 88,731 shares allocated to the Estate's account under the ESOP, and the 58,393 shares owned of record by the foundation.

      (6) Address: P. O. Box 988, Laurel, Mississippi 39441. At a special meeting of the Board of Directors of the Company held on January 8, 1998, the Directors, by unanimous vote and pursuant to Article IV, Section 8 of the By-Laws of the Company, appointed William R. Sanderson to fill the unexpired term of Class C Director Joe Frank Sanderson, who died on January 4, 1998, which term expires at the Annual Meeting of Stockholders on February 19, 1998. The amount in the table includes 136,350 shares owned of record by William R. Sanderson, of which he exercises sole voting and investment power, 7,830 shares allocated to his account under the ESOP, 8,460 shares owned of record by William
R. Sanderson's wife, of which she exercises sole voting and investment power, and 20,656 owned by Mr. Sanderson as custodian for his minor children, of which he exercises sole voting and investment power. The amount in the table includes 3,273,385 shares beneficially owned by William R. Sanderson as co-executor of the Estate. The co-executors share voting and investment power with respect to 3,184,654 shares owned of record by the Estate. The co-executors share voting power, and the trustees of the ESOP share investment power, with respect to 88,731 shares allocated to the Estate's account under the ESOP. Pursuant to Rule 13d-4, William R. Sanderson disclaims the beneficial ownership of the 8,460 shares owned of record by his wife, the 3,184,654 shares owned of record by the Estate, and the 88,731 shares allocated to the Estate's account under the ESOP.

      (7) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 450 shares owned of record by Mr. Cockrell over which he exercises sole voting and investment power, and 258 shares allocated to Mr. Cockrell's account in the Company's ESOP, with respect to which Mr. Cockrell has sole voting power. The trustees of the ESOP share investment power over the 258 shares allocated to Mr. Cockrell's account under the ESOP. The amount in the table also includes 11,250 options to purchase shares owned by Mr. Cockrell under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of this Proxy, and the exercise price of which options was lower than the market price on that date.

      (8) Address: 415 North Magnolia, Laurel, Mississippi 39940. See note (2) above for a description of the nature of Trustmark National Bank's beneficial ownership of the 1,612,407 shares of common stock owned of record by the ESOP. Trustmark National Bank, pursuant to Rule 13d-4, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, which constitute all shares reported as being beneficially owned by it.

      (9) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) for a description of the nature of Mr. Butts' beneficial ownership of the 1,612,407 shares of common stock owned of record by the ESOP. The amount in the table also includes 3,773 shares owned of record by Mr. Butts, and 45 shares held as custodian for a minor child, over which he exercises sole voting and investment power. With respect to the 21,243 shares allocated to his account under the Company's ESOP, Mr. Butts has sole voting power, but shares investment power with the other trustees of the ESOP. The amount in the table also includes 18,750 options to purchase shares owned by Mr. Butts under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of this Proxy, and the exercise price of which options were lower than the market price of that date. Mr. Butts, pursuant to Rule 13d-4, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 21,243 shares allocated to his individual account, and the 45 shares held as custodian.

      (10) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) above for a description of the nature of Ms. Robinson's beneficial ownership of the 1,612,407 shares of common stock owned of record by the ESOP. Ms. Robinson, pursuant to Rule 13d-4, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 5,925 shares allocated to her individual account. There are 5,925 shares allocated to Ms. Robinson's account in the Company's ESOP, with respect to which Ms. Robinson has sole voting power, but over which she shares investment power with the other trustees of the ESOP.

      (11) Includes an aggregate of 178,635 shares allocated to the accounts of all Directors and executive officers, including the Estate, as a group (13 persons, 6 participating) under the ESOP. See note (2) above.

      (12)  Less than 1%

                               ELECTION OF DIRECTORS

      The amended Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes (Class A, Class B and Class C), with each class containing one-third, or as close to one-third as possible, of the total number of directors, and that the total number of directors shall be fixed by the Board of Directors in the By-laws. At the current time, the Board of Directors has fixed the number of directors at nine, resulting in there being three directors in each class. Subject to approval by the shareholders, the Board has proposed an amendment to the Company's By-Laws which would increase the number of directors by three. See below under the heading "By-Law Amendment." At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. At the 1998 Annual Meeting, stockholders will elect three Class C directors, whose terms will expire at the 2001 annual meeting.

Nominees for Class C Directors

      The Board of Directors proposes for election as Class C Directors the three nominees listed below, each to serve as a Class C Director until the 2001 annual meeting or until his successor is elected and has qualified. Any vacancy on the Board of Directors may be filled either by the Board of Directors or by the stockholders, and any person elected to fill a vacancy will serve the remainder of the term of the director whose position has become vacant.

      Proxies in the enclosed form may also be voted for the election as Class C Directors of substitute nominees who may be named by the Board of Directors to replace any of the three nominees who become unavailable to serve for any reason. (No such unavailability is presently known to the Board of Directors.) In no event, however, will the Proxies be voted for more than three persons. There are no arrangements or understandings relating to any person's service or prospective service as a Class C Director of the Company. No nominee listed below will be elected as a Class C Director unless such nominee receives the affirmative vote of the holders of a majority of the shares entitled to vote and represented (whether in person or by proxy) at the Annual Meeting at which a quorum is present. If more nominees than the number of Directors to be elected receive a majority vote, then those nominees, up to three persons, receiving the highest number of votes will be elected. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the nominees for Class C Directors. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the election of the Class C Directors, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto.

      The following table lists the nominees for Class C Director and shows, as of January 5, 1998, their respective beneficial ownership of common stock of the Company. Robert Buck Sanderson is the son of Dewey R. Sanderson, Jr. (Class B Director), the nephew of the late Joe Frank Sanderson (former Class C Director), and the cousin of Joe F. Sanderson, Jr. (Class A Director) and William R. Sanderson (Class C Director). William R. Sanderson is the son of the late Joe Frank Sanderson, the brother of Joe F. Sanderson, Jr. (Class A Director), the nephew of Dewey R. Sanderson, Jr. (Class B Director), and the cousin of Robert Buck Sanderson.


                                                         Shares
Nominees for                              Director    Beneficially  Percent
Class C Director                    Age      Since      Owned (1)   of Class
----------------                    ---      -----     ----------   --------

Class C (Term expiring in 2001)

    William R. Sanderson (2)         41        1998      3,446,681    24.0%
    Robert Buck Sanderson            44        1992        254,241    1.77%
    Donald W. Zacharias              62        1988          1,500      (3)



      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the notes below.

      (2) See note (6) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

      (3) Less than 1%.

Directors Continuing in Office

      The following table lists the Class A and Class B Directors of the Company, whose terms expire at the 1999 and 2000 annual meetings, respectively, and shows, as of January 5, 1998, the beneficial ownership of common stock by each of them. Joe F. Sanderson, Jr. (Class A Director) is the cousin of Robert Buck Sanderson (Class C Director), the son of the late Joe Frank Sanderson (former Class C Director), and the nephew of Dewey R. Sanderson, Jr. (Class B Director). Dewey R. Sanderson, Jr. (Class B Director) is the father of Robert Buck Sanderson(Class C Director), the brother of the late Joe Frank Sanderson (former Class C Director), and the uncle of Joe F. Sanderson, Jr. (Class A Director).


                                                          Shares
Name of                                       Director  Beneficially     Percent
Continuing Director                       Age   Since    Owned (1)      of Class
-------------------                       ----  -----    ---------      --------

Class A (Term expiring in 1999)

   Joe F. Sanderson, Jr. (2)              50     1984      3,443,109      24.0%
   Charles W. Ritter, Jr.                 64     1988         12,000        (6)
   Phil K. Livingston (3)                 54     1989          7,700        (6)

Class B (Term expiring in 2000)

   Dewey R. Sanderson, Jr. (4)            75     1955      3,268,482      22.7%
   Rowan H. Taylor                        72     1989          5,500        (6)
   John H. Baker, III (5)                 56     1994         60,000        (6)

--------------------------
      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.


      (2) See note (5) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

      (3) Mr. Livingston owns 6,455 shares of common stock of the Company through an IRA, over which he exercises sole voting and investment power. A retirement account belonging to Mr. Livingston's wife owns of record 1,245 shares, over which she exercises sole voting and investment power, and as to which Mr. Livingston, pursuant to Rule 13d-4, disclaims beneficial ownership.

      (4) See note (4) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

      (5) The amount in the table includes 30,000 shares owned of record by Mr. Baker's wife, as to which she exercises sole voting and investment power, and

30,000 shares owned of record by a trust for the benefit of Mr. Baker's daughter, as to which an institutional trustee exercises sole voting and investment power, and as to all of which Mr. Baker, pursuant to Rule 13d-14, disclaims beneficial ownership.

      (6) Less than 1%.


Principal Occupations and Certain Directorships

      The following paragraphs identify the principal occupations of all Directors of the Company and directorships they hold in other companies with securities registered with the Securities and Exchange Commission. Except as otherwise indicated, each Director has served for at least five years in the position shown.

      Joe F. Sanderson, Jr. has served as President and Chief Executive Officer of the Company since November 1, 1989, and as Chairman of the Board since January 8, 1998. From January 1984, through October 1989, Mr. Sanderson served as Vice-President, Processing and Marketing, of the Company. Mr. Sanderson is a member of the Executive Committee of the Company.

      Charles W. Ritter, Jr. has served, since 1967, as President and a Director of the Attala Company, which is principally engaged in the business of milling and selling feed and corn meal. He has also served as President of JRS, Inc., a family owned real estate investment firm, since 1973. Mr. Ritter is a director of First M & F Corp. and Merchants & Farmers Bank, Kosciusko, Mississippi.

      Phil K. Livingston served as President and Chief Executive Officer of Citizens National Bancshares, Inc. in Hammond, Louisiana, from its organization in 1983, until its merger into Deposit Guaranty Corporation on May 19, 1995. Citizens National Bancshares, Inc., which was dissolved with the merger, was the parent company of Citizens National Bank, which is now a wholly owned subsidiary of Deposit Guaranty Corporation as a result of such merger. In July 1996, the Citizens National Bank's charter was amended to change its name to Deposit Guaranty National Bank of Louisiana. Mr. Livingston continues to serve as Chief Executive Officer and Chairman of the Deposit Guaranty National Bank of Louisiana.

      Dewey R. Sanderson, Jr., a founder of the Company, has been retired for more than the past five years.

      Rowan H. Taylor served as President of Mississippi Valley Title Insurance Company from 1975 until 1989, and as Chairman of the Board and Chief Executive Officer of that company from 1989 until 1992. Mr. Taylor currently serves as counsel for First American Title Insurance Company of Santa Anna, California, and as counsel to the Jackson, Mississippi law firm of Alston & Jones.
Mr. Taylor served as an advisory director of Trustmark Corporation and Trustmark National Bank located in Jackson, Mississippi until his retirement from such position in 1995.

      John H. Baker, III has been the sole proprietor of John H. Baker Interests, a real estate and development company in Houston, Texas since 1968.

      Donald W. Zacharias served as President of Mississippi State University from 1995 until his retirment in December 1997.

      Robert Buck Sanderson has been employed by the Company since January 1, 1993. From 1978 through 1992, Mr. Sanderson served as President of Pioneer Hardware & Supply Co., Inc. in Laurel, Mississippi.

      William R. Sanderson has served, since 1996, as Director of Marketing for the Company. Prior to 1996, Mr. Sanderson served as Director of Prepared Foods for the Company. Mr. Sanderson is a member of the Executive Committee of the Company.

Committees of the Board of Directors; Attendance at Meetings

      The Company's Board of Directors has not appointed any standing committees as of the date of this proxy statement, except an Audit Committee. The members of the Audit Committee are Messrs. Ritter, Livingston and Zacharias. The function of the Audit Committee is, among other things, to recommend the independent auditors to the Board of Directors, to review the scope of the independent auditors' audit, to review the Company's major accounting and financial reporting policies and practices and systems for compliance with applicable statutes and regulations, and to review the Company's internal auditing functions. During the fiscal year ended October 31, 1996, the Board of Directors met 6 times and the Audit Committee met 4 times. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings held during the period for which he was a director and
(ii) the total number of meetings held by the Audit Committee, as applicable, except for the late Joe Frank Sanderson, who attended no meetings during the year.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of the copies of the reports furnished to the Company, the officers and directors of the Company are in full compliance with all Section 16(a) filing requirements.


Executive Compensation

      The following table sets forth the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the named executive officers.

                           Summary Compensation Table
                               Annual Compensation
(a)                         (b)      (c)        (d)       (e)            (g)

Name and                                                  All Other      Securities
Principal Position          Year     Salary     Bonus     Compensation   Underlying
                                     ($)        ($)(1)    ($)(3)         Options/SARs (#)

Joe F. Sanderson, Jr.         1997      361,934    -0-       32,597       60,000
Chief Executive Officer       1996      383,260    -0-          (3)          -0-
and President                 1995      305,000    -0-        2,560          -0-
D. Michael Cockrell           1997      151,430    -0-          320       15,000
Treasurer and                 1996      144,116    -0-           (3)       7,500
Chief Financial Officer       1995      135,384    -0-        2,310        7,500
Lampkin Butts                 1997      154,264    -0-          450       15,000
Vice President - Sales        1996      149,695    -0-           (3)       7,500
                              1995          (2)    (2)           (2)       7,500



      (1) The amounts in this column represent the bonuses paid to the named individuals pursuant to the Company's Bonus Award Program, which covers all salaried employees of the Company.
      (2) Mr. Butts became an executive officer of the Company effective November 1, 1996. Mr. Cockrell became an executive officer of the Company during fiscal 1994.
      (3) The amounts in this column represent the value of the contribution made by the Company to the accounts of the named individuals under the Company's Employee Stock Ownership Plan, and includes travel costs and amounts reimbursed for estimated income tax liability related thereto. Although all employees of the Company, including executive officers, participate in the Company's ESOP, the Company made no contribution to the ESOP in 1996 or 1997. The amounts shown for 1997 represent only travel costs and related amounts as described above. The amounts in this column represent the value of the 1995 contributions made by the

Company to the accounts of the named individuals under the ESOP Plan. Allocations of gains, losses, forfeitures and any contributions to participants under the ESOP are made in late January or early February of each year and therefore, as of the date of this Proxy Statement, no amounts have been allocated to the accounts of the named individuals under the ESOP with respect to the fiscal year ended October 31,1997. The ESOP covers all employees of the Company.

          Stock Options Granted During Fiscal 1997 to the Named Executives The following table shows all individual grants of stock options to the named executives during the 1997 fiscal year.


                                                                Potential
                                                               Realizable at
                      Number of  % of Total                    Assumed Annual
                      Securities Options                       Rates of Stock
                      Underlying Granted to                   Appreciation for
Name and              Options    Employees in Exercise  Exp.   Option Term(2)
Principal Position    Granted(1) Fiscal Year  Price    Date   5%          10%


Joe F. Sanderson, Jr.
President and Chief
Executive Officer       60,000    28.91%     $15.00   7/24/06  $496,195 $1,222,153
D. Michael Cockrell
Treasurer and Chief
Financial Officer       15,000     7.23%     $15.00   7/24/06  $124,049   $305,538
Lampkin Butts
Vice President - Sales  15,000     7.23%     $15.00   7/24/06  $124,049   $305,538

(1) These shares represent options with respect to the Company's common stock. The options are exercisable for a ten (10) year period beginning as of July 24, 1997. Vesting begins at 25% on July 24, 1997, the end of the first year, and continues at 25%. The exercise price of $15.00 represents the fair market value of the common stock as of the date the options were granted. Options that have not been exercised on July 24, 2006 will expire.
Unvested options are forfeited upon termination of employment or the appointment or transfer of the optionee to a position within the Company that does not qualify for participation in the Company's Stock Option Plan. These options do not qualify as "incentive stock options" under the Internal Revenue Code.

2) Potential realizable values are based on the assumption that the common stock price appreciates at annual rates shown compounded annually from the date of grant until the end of the ten (10) year option term and are not intended to forecast appreciation in stock price. The common stock price at the end of the 10 year term based on a 5% annual appreciation would be $23.27 and on a 10% annual appreciation would be $35.37.

       Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

      The following table sets forth the value at December 31, 1997 of unexercised options for each of the named executive officers.


                          Options at         Value of Unexercised In-the-Money
                         Fiscal Year-End (#)    Options at December 31, 1996(3)
          Name        Exercisable Unexercisable Exercisable      Unexercisable


Joe F. Sanderson, Jr.           0        60,000     $        0    $          0
D. Michael Cockrell(1)     11,250        26,250     $38,681.25      $39,168.75
Lampkin Butts(2)           18,750        26,250     $67,406.25      $39,168.75


(1)   Mr. Cockrell's options consist of the following:
      -     7,500 shares granted on April 29, 1994, at $11.00 per share, expiring April 29, 2000, of which 5,625 are exercisable.
      -     7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 3,750 are exercisable.
      - 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 1,875 are exercisable.
      - 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring
            July 23, 2006, of which none are exercisable.

(2) Mr. Butts' options consist of the following:
      - 7,500 shares granted on July 12, 1993, at $10.67 per share, expiring July 12, 1999, of which 7,500 are exercisable.
      -     7,500 shares granted on April 29, 1994, at $11.00 per share, expiring April 29, 2000, of which 5,625 are exercisable.
      -     7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 3,750 are exercisable.
      - 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 1,875 are exercisable.
      - 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring July 23, 2006, of which none are exercisable.

(3) Amounts represent the excess of the market value over the exercise price as of December 31, 1997.

Director's Fees

       During fiscal 1997, Directors who were not also officers or employees of the Company received a fee of $2,000 per meeting attended plus an annual stipend of $10,000.

Board Report on Executive Compensation

       The Company did not have a standing Compensation Committee for fiscal year ended 1997(although, as described below, they did have a special Compensation Committee) and therefore the Board of Directors prepared the following Report. The Board of Directors did appoint a special Compensation Committee during the fiscal year ended October 31, 1997 to review, and to make recommendations to the full Board of Directors with respect to, the level of stock options granted to key employees under the Company's Stock Option Plan, the appropriate level of management to whom stock options under such plan should be granted, the competitiveness of the Company's executive compensation package, and the Company's Bonus Award Program.

       Generally, executive officer compensation is not directly related to factors such as profitability, sales growth, return on equity or market share, except to the extent that such factors impact the Company's overall ability to satisfy its compensation obligations to all employees.

       Annual compensation for the President and Chief Executive Officer ("CEO"), and the Chairman of the Board, is determined by the full Board of Directors of the

Company. For fiscal 1997, a special Compensation Committee of the Company's Board of Directors made recommendations to the full Board relating to stock option awards to executive officers and other key personnel pursuant to the Company's Stock Option Plan. The annual compensation for the Treasurer and Chief Financial Officer ("CFO") and the Vice President-Sales ("VP-Sales") is determined by the President. The components of the annual compensation paid to the CEO, CFO and VP- Sales are as follows: (i) base salary; (ii) a bonus calculated pursuant to the provisions of the Company's Bonus Award Program;
(iii) stock option awards made under the Company's Stock Option Plan; and (iv) allocation of contributions made by the Company to the respective accounts of the CEO, CFO and VP-Sales under the ESOP.

       Base salaries for executive officers of the Company are originally fixed using a comparison of similarly situated officers of other poultry companies. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. Periodic increases in base salary are based on evaluations of past and current performance and current market conditions. In addition, in accordance with the Company's Wage and Salary Administration manual in effect since 1979, the base salary of each salaried employee of the Company, including the executive officers, is increased on January 1 of each year to reflect cost of living increases, provided that the Company is in a financial position to make an increase. In January 1997, the base salary of all salaried employees of the Company, including the executive officers, was increased by 2.0%. The cost of living increase for 1998, which took effect January 1, 1998, was 1.5%.

       The CEO, CFO and VP are participants in the Company's Bonus Award Program, which covers all salaried employees of the Company. The amounts payable to all salaried employees, including the executive officers, are based on the Company's financial performance and its operating performance relative to others in the industry. The bonus for the CEO, CFO and VP-Sales is calculated by multiplying such person's average monthly salary by 12 and multiplying that product by a percentage ranging from 25% to 100% for the CEO, and from 17.5% to 70% for the CFO and VP-Sales, depending on the performance of the Company. No bonuses were paid for fiscal 1994, 1995, or 1996, and no bonuses have been or will be paid for fiscal 1997.

       In addition, all executive officers participate in the Company's Employee Stock Ownership Plan which covers all employees of the Company. Allocations to the executive officers under this plan are made on the same basis as allocations to all other participants. No contribution was made by the Company to the ESOP during fiscal 1997 or 1996.
       Joe F. Sanderson, Jr.                          Charles W. Ritter, Jr.
       William R. Sanderson                           Donald W. Zacharias
       Dewey R. Sanderson, Jr.                        Rowan H. Taylor
       Phil K. Livingston                             John H. Baker, III
      Robert Buck Sanderson

Performance Graph

       The following graph presents a comparison of the five year cumulative total stockholder return1 among the Company, the NASDAQ Composite Index, and a self- constructed peer group index comprised of Cagles, Inc., Golden Poultry Co., Hudson Foods, Inc., Pilgrim's Pride, Inc. and WLR Foods, Inc. (the "Peer Group Index").
 The Company selected the Peer Group Index because the return reflected in the Peer Group Index presents stockholders with a comparison of total stockholder return with companies of similar size, product and market capitalization.


                                        YEARS2

                                1992    1993    1994     1995    1996    1997

Sanderson Farms, Inc.           100     117     151      125     160     159
NASDAQ Composite Index          100     129     130      174     206     271
Peer Group                      100     133     177      155     169     203


--------
    1 Assumes $100 invested on November 1, 1992 total return assumes reinvestment of dividends.
     2 Fiscal year ends October 31.

                                BY-LAW AMENDMENT

Background and Proposed By-Law Amendment

       Section 1 of Article IV of the Company's By-Laws currently provides, among other things, that the Company's Board of Directors shall consist of nine members. The Board of Directors has unanimously adopted an amendment to Article IV, Section 1 to increase the number of Directors from nine to 12. No change was made in the requirement of Article IV, Section 1 that at least two of the Directors must be independent. The proposed amendment would increase the number of Directors by more than 30%, for which reason approval by the shareholders is required by the Mississippi Business Corporation Act (the "Mississippi Act"). The required vote for approval is a majority of the votes cast thereon at the annual meeting.

       If the By-Law amendment is approved by the shareholders, the total number of Directors will be increased by three, one of whom will be added to each of the three classes of directors, Class A, Class B, and Class C. The By-Laws of the Company, as permitted by the Mississippi Act, permit the Board of Directors to fill a vacancy on the Board that is created by an increase in the number of Directors. Subject to shareholder approval of proposed Article IV, Section 1 of the Company's By-Laws, and pursuant to the Mississippi Act, at the Board meeting following the shareholder Annual Meeting, the Board will appoint Lampkin Butts to serve as a Class A Director until the 1999 annual meeting of stockholders or until his successor is elected and has qualified and Mike Cockrell to serve as a Class B Director until the 2000 annual meeting of stockholders or until his successor is elected and has qualified. At the time of the mailing of this Proxy Statement, the Board had not yet selected a candidate to serve as a Class C Director. Because shareholder approval of proposed Article IV, Section 1 of the Company's By-Laws will have the effect of confirming the Board's election of Messrs. Butts and Cockrell as Directors, the following information is presented concerning them. Such information is required to be included for any nominee for Director of the Company. These persons were not presented as nominees for election as directors at the Annual Meeting because there will be no vacancies in the Board unless the shareholders approve the by-law amendment at the Annual Meeting.

       Mr. Cockrell, age 40, has served as Treasurer and Chief Financial Officer of the Company since November 1, 1993. From July 1993 to November 1, 1993, Mr. Cockrell served as an assistant to the Chief Financial Officer. He is a member of the Executive Committee of the Company, which is the Company's senior management committee. Prior to his employment by the Company, Mr. Cockrell was for more than five years a shareholder in the law firm of Wise Carter Child & Caraway, Professional Association in Jackson, Mississippi.

       Mr. Butts, age 46, has been employed by the Company as Director of Sales since 1995 and as Vice President-Sales since November 1, 1996. Prior to serving as Director of Sales, Mr. Butts was employed by the Company as Director of Processing. Mr. Butts is a member of the Executive Committee of the Company.

       For information concerning the beneficial ownership of shares of the Company by Messrs. Butts and Cockrell, see the table that appears under the heading "Beneficial Ownership".

       A copy of proposed Article IV, Section 1 of the Company's By-Laws is annexed to this Proxy Statement as Appendix A.


Board of Directors' Recommendation and Reasons
       FOR REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE ARTICLE IV, SECTION 1 OF THE COMPANY'S BY-LAWS, AS AMENDED. PROXIES IN THE ENCLOSED FORM WILL BE VOTED "FOR" THE PROPOSAL UNLESS MARKED BY THE SHAREHOLDER TO THE CONTRARY.

       The foregoing recommendation of the Board of Directors is based on its belief that the addition of three directors is in the best interest of the Company in augmenting effective corporate governance.


                              INDEPENDENT AUDITORS

       Ernst & Young LLP, Independent Auditors, Jackson, Mississippi, were the independent auditors for the Company during the fiscal year ended October 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.

       The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31,

1998. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998, in order for this proposal to be adopted. The Proxyholders named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.

                                  OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Meeting, each Proxy will be voted in accordance with the discretion of the Proxyholders named therein.

                              STOCKHOLDER PROPOSALS
Procedure
       The Company's By-laws provide that stockholders may nominate individuals for election as directors from the floor at any annual or special meeting of stockholders called for the election of directors only if timely written notice of such nomination has been given to the Secretary of the Company. To be timely, such notice must be received at the principal office of the Company no later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with the Bylaws. The By-laws specify what such a notice of such nomination must include. In addition, the By-laws set forth the procedure that must be followed by stockholders to properly bring a matter before a stockholders' meeting. If a stockholder wishes to bring a matter before the meeting that has not been specified in the notice of the meeting, the stockholder must deliver written notice of said stockholder's intent to bring the matter before the meeting of stockholders so that the notice is received by the Secretary of the Company no later than the close of business on the 15th day following the date on which notice of the day of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws also specify what such a notice must include.

1999 Annual Meeting
       A stockholder who intends to present a proposal, which relates to a proper subject for stockholder action, at the 1999 Annual Meeting of Stockholders and who wishes such proposal to be considered for inclusion in the Company's proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company's principal executive offices no later than September __, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its President.

                     METHODS AND COST OF SOLICITING PROXIES

       The Proxy card enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed Proxy card promptly. No postage is necessary if mailed in the United States. The cost of solicitation, including the preparation, printing and mailing, is being paid by the Company.

                                 BY ORDER OF THE BOARD OF DIRECTORS:
                                 /s/James A. Grimes, Secretary
Dated: January 27, 1998

                                  APPENDIX "A"

                              SANDERSON FARMS, INC.

                   PROPOSED AMENDMENT TO THE BY-LAWS OF THE COMPANY


                                   ARTICLE IV

       Section 1: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, which shall consist of twelve (12) members, at least two (2) of whom shall be independent directors.

                                  APPENDIX "B"
                              SANDERSON FARMS, INC.
       The undersigned hereby appoints D. Michael Cockrell and James A. Grimes and each of them, as proxies for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock, $1.00 per share par value, of Sanderson Farms, Inc. at the Annual Meeting on February 19, 1998 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth (and, to the extent not so instructed, as set forth in the related Proxy Statement), and according to their discretion upon all other matters which may properly come before such Meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED UPON THE MATTERS SET FORTH ON THE REVERSE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2. THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. SEE ACCOMPANYING PROXY STATEMENT.
                       Dated:                              , 1998





                            Signature(s)
                              Executors, Administrators, Trustees, etc. should
                              give full title.   This proxy should be signed
                              as name appears on certificate(s).

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                       DIRECTORS OF SANDERSON FARMS, INC.
                             (SEE BALLOT ON REVERSE)

                                     BALLOT

                          MANAGEMENT RECOMMENDS A VOTE
                          "FOR" THE FOLLOWING PROPOSALS

1. To elect three Class C Directors to serve until the 2001 annual meeting:
        ----                       ----
       /   /   FOR all nominees  /   /   WITHHOLD AUTHORITY
          listed below (except                    (to vote for all
          as indicated to the                      nominees listed below)
          contrary below)

       William R. Sanderson  Robert Buck Sanderson and Donald W. Zacharias

       INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name here:


       -----------------------                        ------------------------

2. To approve proposed Article IV, Section 1 of the Company's By-Laws, as amended, which section increases the number of directors by three.
              ----                    ----                ----
             /   /   FOR            /   /    AGAINST    /   /   ABSTAIN
             ----                   ----                ----


3. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998:

              ----          ----                ----
             /   /   FOR   /   /    AGAINST    /   /   ABSTAIN

                              SANDERSON FARMS, INC.
                                     BALLOT

1. To elect three Class C Directors to serve until the 2001 annual meeting:
     ----                             ----
    /   /   FOR all nominees         /   /   WITHHOLD AUTHORITY
          listed below (except             (to vote for all
         as indicated to the              nominees listed below)
          contrary below)
       William R. Sanderson  Robert Buck Sanderson and Donald W. Zacharias
       INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name here:


2. To approve proposed Article IV, Section 1 of the Company's By-Laws, as amended, which Section increases the number of directors by three.
              ----                    ----                ----
             /   /   FOR            /   /    AGAINST    /   /   ABSTAIN
             ----                   ----                ----

3. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998
              ----                    ----                ----
             /   /   FOR            /   /    AGAINST    /   /   ABSTAIN
             ----                   ----                ----


Dated:_____________________, 1998                     ______________________
                                                           Participant
                                                      ----------------------
                                                           (Print Name)

PLEASE DATE, SIGN AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE PREPAID ENVELOPE TO THE ADMINISTRATIVE COMMITTEE OF THE ESOP NO LATER THAN FEBRUARY 15, 1998, THROUGH COMPANY MAIL OR BY UNITED STATES MAIL.